NEWS RELEASE

One American Row
For Immediate Release	PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations	Investor Relations
Alice S. Ericson, 860-403-5946	Ronald Aldridge, 860-403-6494
alice.ericson@phoenixwm.com	ronald.aldridge@phoenixwm.com

The Phoenix Companies, Inc. Third Quarter 2007 Earnings

Hartford, CT, October 31, 2007 – The Phoenix Companies, Inc. (NYSE: PNX) today reported earnings for the third quarter of 2007.

THIRD QUARTER 2007 HIGHLIGHTS

•	Net income was $35.6 million, or $0.31 per diluted share, compared with $34.3 million, or $0.30 per diluted share, in the third quarter of 2006.

•	Total operating income was $34.2 million, or $0.30 per diluted share, compared with $37.7 million, or $0.32 per diluted share, in the third quarter of 2006.

•	Life and Annuity pre-tax operating income was $49.7 million, compared with $57.2 million in the third quarter of 2006.

•

Asset Management earnings before interest, taxes, depreciation and amortization (EBITDA) was $10.3 million, compared with $14.4 million in the third quarter of 2006, and pre-tax operating income was $2.6 million, compared with $6.6 million in the third quarter of 2006.

Total operating income, total operating income per share, pre-tax operating income, and EBITDA, among other measures presented below, are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results, and which management believes is useful to investors. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided in the tables at the end of this release.

-more-

The Phoenix Companies, Inc. … 2

THIRD QUARTER 2007 RESULTS

Earnings Summary (millions except per share data)	Third Quarter 2007	Third Quarter 2006	Change
Life and Annuity Operating Income	$49.7	$57.2	$(7.5)
Asset Management Operating Income	2.6	6.6	(4.0)
Corporate and Other Loss	(11.4)	(14.3)	2.9

Total Operating Income, Before Income Taxes	40.9	49.5	(8.6)
Applicable Income Taxes	6.7	11.8	(5.1)

Total Operating Income	34.2	37.7	(3.5)
Realized Gains (Losses), Net	0.9	(2.0)	2.9
CDO Gains	0.5	0.1	0.4
Restructuring Costs and other Items, Net	—	(1.5)	1.5

Net Income	$35.6	$34.3	$1.3

Earnings Per Share Summary
Net Income Per Share
Basic	$.31	$.30	$.01
Diluted	$.31	$.30	$.01
Total Operating Income Per Share
Basic	$.30	$.33	$(.03)
Diluted	$.30	$.32	$(.02)
Weighted Average Shares Outstanding (in millions)
Basic	114.2	113.6
Diluted	115.8	116.0

“Earnings this quarter were within our expectations and held up despite the volatile market environment. Leading indicators of sustainable growth remained strong, such as life and annuity sales and relative performance of our asset management products, although mortality and flows did not maintain the levels of the first half,” said Dona D. Young, chairman, president and chief executive officer.

“In Life and Annuity, investment income and persistency were stable year over year, but earnings were affected by higher net death benefits this quarter. This rise comes after several quarters of generally favorable mortality, and year-to-date mortality margins remain slightly ahead of our expectations and last year. Both life and annuity sales grew significantly over the year-ago quarter, with particular strength in life insurance as our newer relationships within the brokerage general agency channel took hold,” Mrs. Young said.

“Asset Management earnings were lower than the year-ago quarter, which included two unusual items. Given the credit market turmoil, there were no structured product sales this quarter. Market conditions also affected retail asset management sales, which slowed from the first half of the year and were about the same as the year-ago quarter. Assets under management continued to rise, growing 6 percent from a year ago, the result of cumulative positive market performance, net flows and an increase in money market assets.

“Our performance during this unsettled period in the markets demonstrated the resilience of our business, reflecting disciplined execution of our strategy,” she said.

-more-

The Phoenix Companies, Inc. … 3

SUMMARY OF SEGMENT RESULTS

Phoenix has two reportable operating segments, “Life and Annuity” and “Asset Management.” Businesses that are not sufficiently material to warrant separate disclosure as well as interest expense on indebtedness are included in “Corporate and Other.”

Life and Annuity

Third Quarter 2007 Summary ($ in millions)	Third Quarter 2007	Third Quarter 2006	Change
Life Insurance Operating Income (pre-tax)	$44.6	$51.2	$(6.6)
Annuity Operating Income (pre-tax)	5.1	6.0	(0.9)

Life and Annuity Operating Income (pre-tax)	$49.7	$57.2	$(7.5)

Life Insurance Sales (Annualized + Single Premium)	$116.3	$68.6	$47.7
Total Private Placement Deposits (Life Insurance and Annuity)	$55.1	$34.8	$20.3
Annuity Deposits[1]	$139.9	$101.7	$38.2
Annuity Net Flows[1]	$(11.5)	$(75.0)	$63.5

[1]	Excludes discontinued products and private placement deposits.

•

Life and Annuity pre-tax operating income for the quarter declined from the prior year period, reflecting higher mortality, partially offset by higher fee income from increased sales and growth in inforce business. Investment income and persistency remained stable.

•

Total life insurance sales (annualized and single premium) of $116.3 million rose 70 percent from $68.6 million in the third quarter of 2006. Annualized premium of $96.2 million almost doubled from $50.3 million in the prior year’s quarter, driven by the company’s entry into the brokerage general agency (BGA) channel earlier this year.

•

Year-to-date total life sales of $255.8 million rose 11 percent from $230.3 million in the same period in 2006. Annualized premium of $211.6 million rose 16 percent from $181.7 million in the same period in 2006. This growth reflects the success in the BGA channel and continued strength of Phoenix’s distribution relationship with State Farm. Combined universal life and variable universal life insurance inforce rose 13 percent, year over year.

•	Annuity deposits of $139.9 million rose 38 percent from $101.7 million in the third quarter 2006. Sales were driven by the company’s distribution alliances with State Farm and National Life Group.

•	Year-to-date annuity deposits of $429.9 million rose 46 percent from $294.4 million in the same period in 2006. Funds under management rose 9 percent, year-over-year.

•

Life insurance sales and annuity deposits exclude private placement deposits. Total private placement life and annuity deposits were $55.1 million in the third quarter of 2007, compared with $34.8 million in the prior year period. Year-to-date private placement deposits totaled $280.6 million, compared with $106.6 million for the same period in 2006. Deposits from private placement sales can vary widely because they involve fewer, but significantly larger, cases.

-more-

The Phoenix Companies, Inc. … 4

Asset Management

Third Quarter 2007 Summary ($ in millions)	Third Quarter 2007	Third Quarter 2006	Change
Asset Management EBITDA	$10.3	$14.4	$(4.1)
Asset Management Operating Income (pre-tax)	$2.6	$6.6	$(4.0)

Asset Management Inflows	$1,260.4	$2,899.7	$(1,639.3)
Asset Management Net Flows	$(829.6)	$450.8	(1,280.4)

Assets Under Management (end of period)	$46,468.6	$43,865.7	$2,602.9

•

Asset Management pre-tax operating income and EBITDA declined from the prior year period, which included $1.8 million in mutual fund and administration contract fees that were subsequently adjusted in the fourth quarter of 2006, and $2.8 million of accelerated earnings related to a pre-paid fee on a closed institutional account.

•

At 18.0 percent, pre-tax operating margin, before intangible amortization, continued the improvement of the last three quarters but was lower than the 24.0 percent reported in the third quarter of 2006. Operating margin in the year-ago quarter was higher because of the unusual items noted above. Year-to-date operating margin was 16.5 percent, compared with 18.4 percent in same period in 2006.

•

Third quarter net flows declined from the prior year period, which included $1.5 billion in structured finance product net flows. Excluding structured finance product deposits, inflows increased modestly. Outflows were at their lowest level in four years as managed account redemptions subsided and overall performance improved. Year-to-date net flows were $364.8 million.

•

At $1.9 billion, net deposits into Phoenix’s money market funds were unusually high in the third quarter, reflecting investor response to market conditions. Money market funds are not included in net flows.

•

Assets under management (AUM) increased 6 percent over the prior year period due to positive market performance, cumulative positive net flows over the last four quarters, and growth in money market assets.

•

For the five-year period ended September 30, 2007, 67 percent of AUM outperformed their respective benchmarks, compared with 68 percent a year ago. Relative investment performance improved for the three-year benchmark to 70 percent from 67 percent a year ago and was unchanged for the one-year period at 68 percent.

-more-

The Phoenix Companies, Inc. … 5

Corporate and Other

Corporate and Other had a pre-tax loss of $11.4 million in the third quarter of 2007, compared with a $14.3 million pre-tax loss in the prior year period. The change reflects lower interest costs and lower corporate expenses.

THIRD QUARTER 2007 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

•

Statutory surplus and asset valuation reserve was $1.12 billion at September 30, 2007, compared with $1.13 billion in the prior year period. In the quarter, the life company paid a $30 million dividend to the holding company and made an $18 million pension plan contribution. Based on current actuarial and market assumptions, the company does not expect to make any additional pension plan contributions for the foreseeable future.

•	Statutory net gain from operations was $31.1 million in the third quarter of 2007, compared with $30.1 million in the third quarter of 2006.

•	Risk-based capital ratio remained well in excess of 400 percent at the end of the third quarter of 2007, even with the additional capital requirements associated with strong life sales.

NET REALIZED INVESTMENT GAINS AND LOSSES

The company reported net realized investment gains of $0.9 million, after offsets, in the third quarter of 2007, compared with a $2.0 million net realized loss, after offsets, in the prior year period. These results exclude CDOs consolidated under FIN 46-R. The 2007 quarter includes gross credit impairments of $5.4 million, compared with gross credit impairments of $1.6 million in the prior year period.

TAXES

The company reported an effective tax rate on operating income of 16.4 percent in the third quarter of 2007, reflecting a tax return true-up and a reversal of a liability for uncertain tax provisions in response to recent guidance from the IRS. These adjustments reduced income tax expense by $5 million.

-more-

The Phoenix Companies, Inc. … 6

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today at noon Eastern time to discuss with the investment community Phoenix’s third quarter financial results. The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section. The call can also be accessed by telephone at 973-935-8512 (conference ID #9250603). A replay of the call will be available through November 14, 2007 by telephone at 973-341-3080 (pin code #9250603) and on Phoenix’s Web site, www.phoenixwm.com in the Investor Relations section.

ABOUT PHOENIX

With roots dating to 1851, The Phoenix Companies, Inc. (NYSE: PNX) helps individuals and institutions solve their often highly complex personal financial and business planning needs through its broad array of life insurance, annuities and investments. In 2006, Phoenix had annual revenues of $2.6 billion and total assets of $29.0 billion. More detailed financial information can be found in Phoenix’s financial supplement for the third quarter of 2007, which is available on Phoenix’s Web site, www.phoenixwm.com in the Investor Relations section.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about, our future strategies, operations and financial results, as well as other statements including words such as “anticipate”, “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) movements in the equity markets and interest rates that affect our investment results, the fees we earn from our assets under management, the demand for our variable products and our pension funding obligations; (ii) the possibility that mortality rates or persistency may differ significantly from our pricing expectations; (iii) the availability, pricing and adequacy of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (iv) our dependence on non-affiliated distributors for our product sales, (v) downgrades in the financial strength ratings of our subsidiaries or in our credit ratings; (vi) our

-more-

The Phoenix Companies, Inc. … 7

dependence on third parties to maintain critical business and administrative functions; (vii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (viii) our ability to attract and retain key personnel in a competitive environment; (ix) the poor relative investment performance of some of our equity management strategies and the resulting outflows in our assets under management; (x) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xi) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (xii) our primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiii) the potential need to fund deficiencies in our closed block; (xiv) legislative, regulatory, accounting or tax developments that may affect us directly, or indirectly through the cost of, or demand for, our products or services; (xv) legal or regulatory actions; and (xvi) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

-more-

The Phoenix Companies, Inc. … 8

Financial Highlights

Three and Nine Months Ended September 30, 2007 and 2006

(Unaudited)

	Three Months		Nine Months
	2007	2006	2007	2006
Income Statement Summary ($ in millions)
Revenues	$644.0	$637.8	$1,936.5	$1,907.6
Total Operating Income(1)	34.2	37.7	106.7	51.9
Net Income	$35.6	$34.3	$119.4	$55.6

Earnings Per Share
Weighted Average Shares Outstanding (in thousands)
Basic	114,196	113,628	114,040	110,013
Diluted	115,752	115,992	115,667	112,953

Total Operating Income Per Share(1)
Basic	$0.30	$0.33	$0.94	$0.47
Diluted	$0.30	$0.32	$0.92	$0.46

Net Income Per Share
Basic	$0.31	$0.30	$1.05	$0.51
Diluted	$0.31	$0.30	$1.03	$0.49

Balance Sheet Summary ($ in millions, except share and per share data)	September 2007	December 2006
Invested Assets(2)	$15,663.7	$16,107.8
Separate Account Assets	10,388.3	9,458.6
Total Assets	29,645.4	29,029.4
Indebtedness	627.7	685.4
Total Stockholders' Equity	$2,306.4	$2,236.1
Average Equity, excluding Accumulated OCI, FIN 46-R and Discontinued operations(3)	$2,399.8	$2,251.8
Common Shares outstanding (in thousands)	114,207	113,688

Book Value Per Share	$20.19	$19.67
Book Value Per Share, excluding Accumulated OCI and FIN 46-R	21.65	20.80
Third Party Assets Under Management	$46,468.6	$44,962.8

(1)	In managing our business, we analyze our performance on the basis of “operating income” which does not equate to net income as determined in accordance with GAAP. Rather, it is the measure of profit or loss used by our management to evaluate performance, allocate resources and manage our operations. We believe that operating income, and measures that are derived from or incorporate operating income, are appropriate measures that are useful to investors as well, because they identify the earnings of, and underlying profitability factors affecting, the ongoing operations of our business. Operating income is calculated by excluding realized investment gains (losses) and certain other items because we do not consider them to be related to our operating performance. The size and timing of realized investment gains (losses) are often subject to our discretion. Certain other items are also excluded from operating income if, in our opinion, they are not indicative of overall operating trends. The criteria used to identify an item that will be excluded from operating income include: whether the item is infrequent and is material to our income; or whether it results from a change in regulatory requirements, or relates to other unusual circumstances. items excluded from operating income vary from period to period. Because these items are excluded based on our discretion, inconsistencies in the application of our selection criteria may exist. Some of these items may be significant components of net income in accordance with GAAP. Accordingly, operating income, and other measures that are derived from or incorporate operating income, are not substitutes for net income, or measures that are derived from or incorporate net income determined in accordance with GAAP and may be different from similarly titled measures of other companies.

Within our Asset Management segment, we also consider earnings before interest, taxes, depreciation and amortization (“EBITDA”). Our Management believes EBITDA provides additional perspective on the operating efficiency and profitability of the Asset Management segment. EBITDA represents pre-tax operating income before depreciation and amortization of goodwill and intangibles.

(2)	Invested assets equals total investments plus cash and equivalents less debt and equity securities pledged as collateral.
(3)	This average equity is used for the calculation of total operating return on equity ("ROE") and represents the average of the monthly average of equity, excluding accumulated OCI, the effects of FIN 46-R and the equity of discontinued operations. ROE is calculated by dividing (i) total operating income, by (ii) average equity, excluding accumulated OCI, FIN 46-R and discontinued operations. ROE is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. In addition, management believes that this measure provides investors with a useful metric to assess the effectiveness of Phoenix’s use of capital.

-more-

The Phoenix Companies, Inc. … 9

Consolidated Balance Sheet

September 30, 2007 (Unaudited, Preliminary) and December 31, 2006

(in millions, except share data)

	September 30, 2007	December 31, 2006
ASSETS:
Available-for-sale debt securities, at fair value	$12,161.3	$12,696.8
Available-for-sale equity securities, at fair value	204.4	187.1
Mortgage loans, at unpaid principal balances	17.0	71.9
Venture capital partnerships, at equity in net assets	164.7	116.8
Policy loans, at unpaid principal balances	2,366.6	2,322.0
Other investments	386.9	308.3

	15,300.9	15,702.9
Available-for-sale debt and equity securities pledged as collateral, at fair value	225.4	267.8

Total investments	15,526.3	15,970.7
Cash and cash equivalents	362.8	404.9
Accrued investment income	234.8	215.8
Receivables	205.2	236.3
Deferred policy acquisition costs	1,948.3	1,752.7
Deferred income taxes	29.8	37.1
Intangible assets	215.6	237.5
Goodwill	475.1	471.1
Other assets	259.2	244.7
Separate account assets	10,388.3	9,458.6

Total assets	$29,645.4	$29,029.4

LIABILITIES:
Policy liabilities and accruals	$13,615.0	$13,533.4
Policyholder deposit funds	1,862.2	2,228.4
Indebtedness	627.7	685.4
Other liabilities	530.3	539.0
Non-recourse collateralized obligations	315.5	344.0
Separate account liabilities	10,388.3	9,458.6

Total liabilities	27,339.0	26,788.8

MINORITY INTEREST:
Minority interest in net assets of subsidiaries	—	4.5

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 125,520,355 and 125,001,730 shares issued	1.3	1.3
Additional paid-in capital	2,612.3	2,600.3
Accumulated deficit	(14.3)	(111.3)
Accumulated other comprehensive income	(113.4)	(74.7)
Treasury stock, at cost: 11,313,564 and 11,313,564 shares	(179.5)	(179.5)

Total stockholders' equity	2,306.4	2,236.1

Total liabilities, minority interest and stockholders' equity	$29,645.4	$29,029.4

-more-

The Phoenix Companies, Inc. … 10

Consolidated Statement of Income (Unaudited)

Three and Nine Months Ended September 30, 2007 and 2006

(in millions)

	Three Months		Nine Months
	2007	2006	2007	2006
REVENUES:
Premiums	$197.5	$212.1	$585.3	$627.3
Insurance, investment management and product fees	164.5	144.6	471.0	416.7
Mutual fund ancillary fees and other revenue	17.0	16.2	50.9	40.6
Investment income, net of expenses	261.1	261.8	802.8	769.3
Net realized investment gains	3.9	3.1	26.5	53.7

Total revenues	644.0	637.8	1,936.5	1,907.6

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	330.8	333.3	964.6	1,000.5
Policyholder dividends	98.1	88.0	292.2	289.9
Policy acquisition cost amortization	47.1	44.7	136.5	118.2
Intangible asset amortization	7.5	7.7	22.6	24.2
Intangible asset impairments	—	—	—	32.5
Interest expense on indebtedness	11.5	12.1	32.6	36.8
Interest expense on non-recourse collateralized obligations	3.9	4.8	12.0	14.3
Other operating expenses	102.4	101.7	325.1	319.0

Total benefits and expenses	601.3	592.3	1,785.6	1,835.4

Income before income taxes and minority interest	42.7	45.5	150.9	72.2
Applicable income tax expense	7.1	11.0	30.9	16.2

Income from continuing operations before minority interest	35.6	34.5	120.0	56.0
Minority interest in net income of consolidated subsidiaries	—	(0.2)	(0.6)	(0.4)

Net income	$35.6	$34.3	$119.4	$55.6

-more-

The Phoenix Companies, Inc. … 11

Reconciliation of Income Measures (Unaudited)

Three and Nine Months Ended September 30, 2007 and 2006

(in millions)

	Three Months		Nine Months
	2007	2006	2007	2006
Reconciliation of Operating Income to Net Income
Operating Income (loss)
Life insurance	$44.6	$51.2	$146.1	$125.9
Annuities	5.1	6.0	17.2	12.2

Life and annuity segment	49.7	57.2	163.3	138.1
Asset management segment	2.6	6.6	5.5	(26.7)
Corporate and other	(11.4)	(14.3)	(35.0)	(45.6)

Total Operating income, before income taxes	40.9	49.5	133.8	65.8
Applicable income tax expense	6.7	11.8	27.1	13.9

Total Operating income	34.2	37.7	106.7	51.9

Realized investment gains, after income taxes and other offsets	0.9	(2.0)	12.1	12.3
Realized gain (losses) from collateralized debt obligations	0.5	0.1	0.6	(0.8)

Restructuring charges and other non-recurring items, net of income taxes	—	(1.5)	—	(7.8)

Net income	$35.6	$34.3	$119.4	$55.6

Reconciliation of Asset Management Operating Income to Earnings Before Income Taxes, Depreciation and Amortization (EBITDA)
Asset Management Operating Income (loss)	$2.6	$6.6	$5.5	$(26.7)
Adjustments for:
Intangible asset amortization and impairments	7.5	7.7	22.6	56.6
Depreciation	0.2	0.1	0.9	0.8

EBITDA	$10.3	$14.4	$29.0	$30.7

Note: For additional information, see our financial supplement at phoenixwm.com.

-###-